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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 1, 2003

MARKWEST ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-31239 (Commission File Number)	27-0005456 (I.R.S. Employer Identification Number)
155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000 (Address of principal executive offices)

Registrant's telephone number, including area code: 303-290-8700

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

        On December 1, 2003, pursuant to the terms and conditions of the Asset Purchase and Sale Agreement (the "Agreement") dated as of November 18, 2003, MarkWest Western Oklahoma Gas Company, L.L.C. (the "Company" or "Buyer"), a wholly owned subsidiary of MarkWest Energy Partners, L.P. (the "Partnership"), completed the acquisition of certain assets of American Central Western Oklahoma Gas Company, L.L.C. (the "western Oklahoma acquisition") for approximately $38 million, before transaction costs and subject to certain post-closing adjustments.

        The assets include the Foss Lake gathering system (the "gathering system") located in the western Oklahoma counties of Roger Mills and Custer. The gathering system is comprised of approximately 167 miles of pipeline, connected to approximately 280 wells, and 11,000 horsepower of compression facilities. The assets also include the Arapaho gas processing plant that was installed during 2000.

        Current gathering, transporting and processing capacity is approximately 65 million cubic feet of gas per day (mmcfd), with the ability to increase capacity to 75 mmcfd. Current throughput is approximately 58 mmcfd, or approximately 89% of current capacity. All of the gathered gas is ultimately compressed and delivered to the processing plant. After processing, all residue gas is sold to Panhandle Eastern and delivered to their pipeline, and all natural gas liquids are sold to Koch Hydrocarbon, LP.

        The purchase price of approximately $38 million was financed through borrowings under the Partnership line of credit that is administered by Royal Bank of Canada, which was amended at the closing of the acquisition to increase availability under the credit facility to $140 million. At the conclusion of the acquisition, outstanding borrowings under the Partnership's credit facility were $101.3 million. Substantially all of the acquired assets are pledged to the credit facility lenders to secure the repayment of the outstanding borrowings under the credit facility.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)    Financial Statements of Businesses Acquired.

Independent Accountants' Report

Management Committee and Members
American Central Western Oklahoma
    Gas Company, L.L.C.
Tulsa, Oklahoma

        We have audited the accompanying balance sheets of AMERICAN CENTRAL WESTERN OKLAHOMA GAS COMPANY, L.L.C. as of December 31, 2002 and 2001, and the related statements of income, changes in members' equity, and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AMERICAN CENTRAL WESTERN OKLAHOMA GAS COMPANY, L.L.C. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ BKD, LLP

Tulsa, Oklahoma
February 18, 2003

American Central Western Oklahoma Gas Company, L.L.C.

Balance Sheets

December 31, 2002 and 2001

	2002	2001
Assets
Current Assets
Cash	$217,137	$1,465,886
Accounts receivable	4,162,479	2,646,115
Other current assets	161,093	85,344

Total current assets	4,540,709	4,197,345

Property and Equipment, At Cost
Gas systems	34,359,659	31,050,463
Gas plant	9,290,885	9,290,885
Furniture and fixtures	23,098	23,098
Construction in progress	709,064	2,196,421

	44,382,706	42,560,867
Less accumulated depreciation	7,513,557	5,352,545

	36,869,149	37,208,322

	$41,409,858	$41,405,667

Liabilities and Members' Equity
Current Liabilities
Accounts payable and accrued expenses	$3,458,290	$2,986,898
Accounts payable to related parties	196,223	714,829

Total current liabilities	3,654,513	3,701,727

Members' Equity	37,755,345	37,703,940

	$41,409,858	$41,405,667

The accompanying notes are an integral part of these financial statements.

American Central Western Oklahoma Gas Company, L.L.C.

Statements of Income

Years Ended December 31, 2002, 2001 and 2000

	2002	2001	2000
Revenues
Gas sales and gathering	$21,938,520	$21,019,143	$16,387,209
Plant liquid sales	2,712,069	1,581,300	4,475,482

	24,650,589	22,600,443	20,862,691
Cost of Gas and Liquid Sales	17,371,159	17,190,770	13,067,670

Gross Profit	7,279,430	5,409,673	7,795,021

Operating Expenses
Cost of field operations	2,452,753	2,292,732	1,989,718
Equipment rental	245,691	239,587	280,278
Depreciation	2,161,012	1,964,944	1,693,844
General and administrative	113,770	204,043	420,038
Management fee to managing member, net of amount capitalized	1,866,804	1,911,689	1,302,864
Loss on asset exchange	—	554,046	—

	6,840,030	7,167,041	5,686,742

Income (Loss) from Operations	439,400	(1,757,368)	2,108,279

Other Income (Expense)
Interest expense	—	—	(301,129)
Interest income	12,005	77,812	119,494
Interest income and late payment fee from related parties	—	136,910	591,747
Other income (expense)	—	(9,949)	5,460

	12,005	204,773	415,572

Net Income (Loss)	$451,405	$(1,552,595)	$2,523,851

Net Income (Loss) Per Member Unit	$451	$(1,553)	$2,524

The accompanying notes are an integral part of these financial statements.

American Central Western Oklahoma Gas Company, L.L.C.

Statements of Changes in Members' Equity

Years Ended December 31, 2002, 2001 and 2000

Members' Equity, December 31, 1999	$33,114,118
Contributions by members	4,734,000
Net income	2,523,851
Distributions to members	(3,095,000)

Members' Equity, December 31, 2000	37,276,969
Contributions by members	2,979,566
Net loss	(1,552,595)
Distributions to members	(1,000,000)

Members' Equity, December 31, 2001	37,703,940
Contributions by members	360,000
Net income	451,405
Distributions to members	(760,000)

Members' Equity, December 31, 2002	$37,755,345

The accompanying notes are an integral part of these financial statements.

American Central Western Oklahoma Gas Company, L.L.C.

Statements of Cash Flows

Years Ended December 31, 2002, 2001 and 2000

	2002	2001	2000
Operating Activities
Net income (loss)	$451,405	$(1,552,595)	$2,523,851
Items not requiring (providing) cash
Depreciation	2,161,012	1,964,944	1,693,844
Loss on asset exchange	—	554,046	—
Gain on sale of assets	—	—	(5,460)
Changes in
Accounts receivable, net	(1,516,364)	3,458,359	(670,241)
Other current assets	(75,749)	94,634	(114,698)
Accounts payable and accrued expenses	(90,562)	(1,063,052)	(1,434,942)

Net cash provided by operating activities	929,742	3,456,336	1,992,354

Investing Activities
Principal payment received on note receivable	—	—	6,800,000
Purchase of property and equipment	(1,778,491)	(5,173,708)	(5,240,390)

Net cash used in investing activities	(1,778,491)	(5,173,708)	1,559,610

Financing Activities
Contributions by members	360,000	2,979,566	4,734,000
Distributions to members	(760,000)	(1,000,000)	(3,095,000)
Net payments under revolving line of credit agreement	—	—	(4,968,000)

Net cash provided by (used in) financing activities	(400,000)	1,979,566	(3,329,000)

Increase (Decrease) in Cash	(1,248,749)	262,194	222,964
Cash, Beginning of Year	1,465,886	1,203,692	980,728

Cash, End of Year	$217,137	$1,465,886	$1,203,692

Supplemental Cash Flows Information
Purchases of property and equipment in accounts payable	$43,348	$—	$—

The accompanying notes are an integral part of these financial statements.

American Central Western Oklahoma Gas Company, L.L.C.

Notes to Financial Statements

December 31, 2002, 2001 and 2000

Note 1:    Nature of Operations and Summary of Significant Accounting Policies

  Nature of Operations

        American Central Western Oklahoma Gas Company, L.L.C. (the Company) revenues are predominantly earned from gathering and processing natural gas and related liquids for sale. The Company's operations are located in western Oklahoma. The Company extends unsecured credit to its customers, which are comprised of well-established regional oil, gas, and energy companies. The majority of customers' contracts are long term, extending for three to five years.

        The Company was formed under an operating agreement effective July 1, 1997, between American Central Gas Technologies, Inc. (ACGT, formerly American Central Gas Companies, Inc.) and MCNIC Pipeline and Processing Company (MCNIC). In exchange for a contribution of primarily property and equipment, ACGT received 600 ownership units. MCNIC made a cash contribution in exchange for 400 ownership units. The term for existence of the Company is through December 31, 2038, or until earlier termination in accordance with certain provisions of the operating agreement.

        The operating agreement between ACGT and MCNIC (the Members) provides for special allocations of certain income and expense amounts and the payment of cash distributions, which differ from each Member's percentage ownership of the Company.

  Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash Equivalents

        The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. There were no cash equivalents at December 31, 2002 or 2001.

  Accounts Receivable

        Accounts receivable are stated at the amount billed to customers plus any accrued and unpaid interest. The Company provides allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. Accounts receivable are ordinarily due 30 days after the issuance of the invoice. Accounts that are unpaid after the due date bear interest at 1% per month. Accounts past due more than 120 days are considered delinquent. Interest continues to accrue on delinquent accounts until the account is past due more than one year, at which time interest accrual ceases and does not resume until the account is no longer classified as delinquent. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

  Property and Equipment

        The Company provides for depreciation using the straight-line method over the estimated useful lives of the assets, which are as follows:

Years
Gas systems and plants	20
Furniture and fixtures	5

        The Company capitalizes interest costs as a component of construction in progress based on the rate paid for its debt borrowing. Total interest incurred was:

	2002	2001	2000
Interest costs capitalized	$—	$—	$23,710
Interest costs charged to expense	—	—	301,129

Total interest incurred	$0	$0	$324,839

  Fair Value of Financial Instruments

        The carrying amount of the Company's financial instruments is a reasonable estimate of fair value.

  Income Taxes

        No provision for federal or state income taxes or related tax benefits has been made in the accompanying financial statements as the Members' report their respective share of the Company's taxable income or loss on their respective income tax returns. Individual items of taxable income and deductions are passed through to the individual members of the Company, and the ultimate tax liability or benefit depends on each Member's respective tax situation.

  Revenue Recognition

        The Company recognizes revenues based upon contractual terms and the related volumes delivered through the month and year-end.

Note 2:

  Related Party Transactions

        The Company pays a management fee to ACGT for services rendered as the managing member of the Company. During 2002, 2001 and 2000, the Company incurred management fees from ACGT of approximately $2,119,000, $2,164,000 and $1,555,000, respectively, of which approximately $252,000 was capitalized in property and equipment for each of the three years. At December 31, 2002 and 2001, management fees payable to ACGT were $50,000 and $266,550, respectively.

        Under the terms of the management agreement, amounts paid relating to management fees may be adjusted on a quarterly basis, and the Company will continue to pay the management fees for the life of the Company. Additionally, the Company reimburses ACGT for all direct operating expenses incurred by ACGT on behalf of the Company, of which $32,223 and $311,049 was payable at December 31, 2002 and 2001, respectively.

        The Company had natural gas purchases from an oil and gas company with common ownership of approximately $1,005,000, $1,392,000 and $1,309,000 in 2002, 2001 and 2000, respectively, of which $114,000 and $137,230 was payable at December 31, 2002 and 2001, respectively.

        During 2000, the Company received payment in full on a note receivable from stockholders of ACGT. Interest income of approximately $469,000 was received and recognized by the Company on this note in 2000. During 2001, the Company received approximately $136,000 as a late payment fee related to the note receivable from the stockholders.

Note 3:    Capital Calls

        Pursuant to the terms of the Company's contribution agreement effective July 1, 1997, the Company made capital calls to MCNIC during 1999 that were not paid by the due date. Since MCNIC defaulted on these payments when they were due, the Company assessed MCNIC with a 10% liquidated damages charge plus interest in accordance with the contribution agreement. The damages and interest amounted to approximately $587,000 which MCNIC disputed. This amount was reflected as an outstanding receivable at December 31, 2001, and was paid in 2002 by MCNIC upon settlement of this dispute.

Note 4:    Earnings (Loss) Per Member Unit

        Earnings (loss) per member unit is computed based on the weighted average number of units outstanding during each year. Earnings (loss) per unit is computed as follows:

	2002	2001	2000
Net income (loss)	$451,405	$(1,552,595)	$2,523,851
Average member units outstanding	1,000	1,000	1,000

Earnings (loss) per member unit	$451	$(1,553)	$2,524

Note 5:    Significant Estimates and Concentrations

        Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Those matters include the following:

  Major Customers

        For the year ended December 31, 2002, two customers individually comprised 69% and 11%, respectively, of the Company's gross revenues. At December 31, 2002, the receivables from two customers individually comprised approximately 54% and 29%, respectively, of the Company's total accounts receivable. At December 31, 2001, the receivables from two customers individually comprised approximately 56% and 18%, respectively, of the Company's total accounts receivable. In addition, three of the Company's customers individually comprised 18%, 10%, and 10%, respectively, of the Company's gross revenues for the year ended December 31, 2001. For the year ended December 31, 2000, three customers individually comprised 14%, 13%, and 11%, respectively, of the Company's gross revenues.

  Cash Deposits

        The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Note 6:    Subsequent Event (Unaudited)

        In addition to the Company, the Members (ACGT and MCNIC) also own similar interests in American Central Eastern Texas Gas Company, Limited Partnership (ACET), a gas gathering and processing system that operates in east Texas.

        Effective April 1, 2003, ACGT entered into a letter of intent with MCNIC wherein ACGT agreed to swap its interest in the Company for MCNIC's interest in ACET. Each party will retain its proportionate share of working capital as of April 1, 2003. In addition, ACGT will pay MCNIC $22,500,000 at closing, which is expected to occur in May 2003. ACGT will continue to operate the Company for a period up to 12 months for a fee specified in the letter of intent.

        The letter of intent provides that additional consideration is to be paid to MCNIC by ACGT if ACET is sold for more than a specified amount prior to December 31, 2004. Additional consideration is to be received by ACGT from MCNIC if MCNIC sells the Company for more than a specified amount prior to December 31, 2004.

(b)    Pro Forma Financial Information.

        The following are the unaudited pro forma financial statements as of September 30, 2003, for the nine months ended September 30, 2003 and for the year ended December 31, 2002.

        The unaudited pro forma consolidated balance sheet as of September 30, 2003 reflects the following transactions as if such transactions occurred as of September 30, 2003. The unaudited pro froma consolidated statements of operations for the nine months ended September 30, 2003, and the year ended December 31, 2002, reflects the following transactions as if such transactions occurred as of January 1, 2002:

  •
  The western Oklahoma acquisition, which closed December 1, 2003, for consideration of $37.8 million, plus $0.2 million in estimated transaction costs, and

  •
  Borrowings of $38.0 million under our credit facility to finance the western Oklahoma acquisition.

        Adjustments for these transactions are presented in the notes to the unaudited pro forma financial statements. The unaudited pro forma financial statements and accompanying notes should be read in conjunction with the historical financial statements included in the Partnership's previous filings with the Securities and Exchange Commission and the audited American Central Western Oklahoma Gas Company, L.L.C. financial statements included herein.

        The information presented under the heading "western Oklahoma" represents the financial statements of American Central Western Oklahoma Gas Company, L.L.C. In this case, there were no material items, other than working capital, that were excluded from the acquisition and, accordingly, we have not further adjusted the historical results of operations for American Central Western Oklahoma Gas Company, L.L.C.

        The pro forma balance sheet and the pro forma statements of operations were derived by adjusting the historical financial statements of MarkWest Energy Partners, L.P., and the historical financial statements of the MarkWest Hydrocarbon Midstream Business for the 2002 period presented prior to the May 24, 2002 (the date of the Partnership's commencement of operations). The adjustments are based on currently available information and, therefore, the actual adjustments may differ from the pro forma adjustments. However, management believes that the adjustments provide a reasonable basis for presenting the significant effects of the transactions described above. The unaudited pro forma financial statements do not purport to present our financial position or results of operations had the acquisition or the other transactions actually been completed as of the dates indicated. Moreover, the statements do not project our financial position or results of operations for any future date or period.

MARKWEST ENERGY PARTNERS, L.P.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

September 30, 2003

(in thousands)

	MarkWest Energy Partners, L.P.	Western Oklahoma	Pro Forma Adjustments		Pro Forma As Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$6,373	$383	$(383)	(A)	$6,373
Receivables, net	6,364	4,199	(4,199)	(A)	6,364
Receivables from affiliate	2,247				2,247
Inventories	114				114
Other assets	135	156	(156)	(A)	135

Total current assets	15,233	4,738	(4,738)		15,233
Property, plant and equipment, net	126,177	36,659	1,341	(B)	164,177
Deferred financing costs, net	880				880

Total assets	$142,290	$41,397	$(3,397)		$180,290

LIABILITIES AND CAPITAL
Current liabilities:
Accounts payable	$8,489	$4,056	$(4,056)	(A)	$8,489
Payables to affiliate	815	274	(274)	(A)	815
Accrued liabilities	3,786				3,786
Risk management liabilities	263				263

Total current liabilities	13,353	4,330	(4,330)		13,353
Long-term debt	61,300		38,000	(B)	99,300
Risk management liability	196				196
Commitment and contingencies
Capital:
Partners' capital/members' equity	67,912	37,067	(37,067)	(A)	67,912
Accumulated other comprehensive loss, net of tax	(471)				(471)

Total capital	67,441	37,067	(37,067)		67,441

Total liabilities and capital	$142,290	$41,397	$(3,397)		$180,290

The accompanying notes are an integral part of these financial statements.

MARKWEST ENERGY PARTNERS, L.P.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

Nine Months Ended September 30, 2003

(in thousands, except per unit data)

	MarkWest Energy Partners, L.P.	Western Oklahoma	Pro Forma Adjustments		Pro Forma As Adjusted
Revenues:
Sales to affiliates	$42,741	$—	$—		$42,741
Sales to unaffiliated parties	36,000	30,241			66,241

Total revenues	78,741	30,241			108,982
Operating expenses:
Purchased product costs	45,325	25,220			70,545
Facility expenses	14,900	2,157			17,057
Selling, general and administrative	4,814	108			4,922
Depreciation	5,231	1,752	(327)	(C)	6,656
Management fee		1,400			1,400

Total operating expenses	70,270	30,637	(327)		100,580
Income (loss) from operations	8,471	(396)	327		8,402
Other income (expense):
Interest income (expense), net	(2,592)	8	(1,103)	(D)	(3,687)
Other income	51				51

Total other income (expense)	(2,541)	8	(1,103)		(3,636)
Net income (loss)	$5,930	$(388)	$(776)		$4,766

General partner's interest in net income	$119				$95
Limited partners' interest in net income	$5,811				$4,671
Basic net income per limited partner unit	$1.05				$0.84
Diluted net income per limited partner unit	$1.04				$0.84
Weighted average number of limited partners' units outstanding:
Basic(F)	5,543				5,543
Diluted(F)	5,593				5,593

The accompanying notes are an integral part of these financial statements.

MARKWEST ENERGY PARTNERS, L.P.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2002

(in thousands, except per unit data)

	Period From January 1, 2002 Through May 23, 2002 (MarkWest Hydrocarbon Midstream Business)	Period From Commencement of Operations (May 24, 2002) Through December 31, 2002 (MarkWest Energy Partners, L.P.)	Western Oklahoma	Pro Forma Adjustments		Pro Forma As Adjusted
Revenues:
Sales to affiliates	$—	$26,093	$—	$—		$26,093
Sales to unaffiliated parties	37,043	7,110	24,651			68,804

Total revenues	37,043	33,203	24,651	—		94,897
Operating expenses:
Purchased product costs	26,598	12,308	17,371			56,277
Facility expenses	5,705	9,396	2,699			17,800
Selling, general and administrative expenses	2,206	3,077	114			5,397
Depreciation	1,916	3,064	2,161	(261)	(C)	6,880
Management fee			1,867			1,867

Total operating expenses	36,425	27,845	24,212	(261)		88,221
Income (loss) from operations	618	5,358	439	261		6,676
Other income (expense):
Interest income (expense), net	(461)	(953)	12	(1,360)	(D)	(2,762)
Other income		52				52

Total other income (expense)	(461)	(901)	12	(1,360)		(2,710)
Income (loss) before income taxes	157	4,457	451	(1,099)		3,966
Provision (benefit) for income taxes	61			(61)	(E)	—

Net income (loss)	$96	$4,457	$451	$(1,038)		$3,966

General partner's interest in net income		$89				$79
Limited partners' interest in net income		$4,368				$3,887
Net income per limited partners' interest		$0.81				$0.72
Weighted average number of limited partners' units outstanding(F)		5,415				5,415

The accompanying notes are an integral part of these financial statements.

MARKWEST ENERGY PARTNERS, L.P.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Pro Forma Adjustments

        (A)  Reflects the elimination of the western Oklahoma assets, liabilities and equity that we did not acquire.

        (B)  Reflects the acquisition and the related financing (all cash consideration and direct acquisition costs were financed by borrowings under the credit facility) of the western Oklahoma assets. The consideration paid and the purchase price allocation for the acquisition were as follows (in thousands):

Acquisition costs:
Cash consideration	$37,850
Direct acquisition costs	150

Total	$38,000

Allocation of acquisition costs:
Property and equipment	$38,000
Book value of property and equipment acquired	(36,659)

Adjustment	$1,341

        This acquisition was accounted for as a purchase in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations.

        (C)  Reflects the pro forma adjustment to the western Oklahoma depreciation expense, as follows:

	Nine Months Ended September 30, 2003	Year Ended December 31, 2002
	(in thousands)
Eliminate historical depreciation expense	$(1,752)	$(2,161)
Pro forma depreciation expense(1)	1,425	1,900

Pro forma adjustment to depreciation expense	$(327)	$(261)

(1)
Pro forma depreciation is based on the lesser of the term of the associated long-term contract or estimated reserves supporting our asset or the asset's useful life, which is twenty years for property and equipment.

        (D)  The pro forma adjustment to interest expense for the periods presented is calculated as follows:

	Nine Months Ended September 30, 2003	Year Ended December 31, 2002
	(in thousands)
Partnership bank debt ($38.0 million in additional principal) at assumed rates of 3.87% and 3.58%, respectively(1)	$1,103	$1,360

(1)
The Partnership incurred bank debt of $37.8 million in connection with the western Oklahoma acquisition, plus $0.2 million to pay aggregate transaction costs related to this acquisition.

        (E)  The income tax provision (benefit) was eliminated because MarkWest Energy Partners is a partnership. In a partnership, income taxes are the responsibility of the unit holders and not the partnership.

        (F)  The weighted average limited partners' units outstanding used in the income per unit calculation includes the limited partners' common and subordinated units and excludes the general partner interest.

(c)    Exhibits.

Exhibit No.	Description of Exhibit
2.1	Asset Purchase and Sale Agreement dated as of November 18, 2003 by and between American Central Western Oklahoma Gas Company, L.L.C., MarkWest Western Oklahoma Gas Company, L.L.C. and American Central Gas Technologies, Inc.(1)
10.1
Amended and Restated Credit Agreement dated as of December 1, 2003 among MarkWest Energy Operating Company, L.L.C., as Borrower, MarkWest Energy Partners, L.P., as Guarantor, Royal Bank of Canada, as Administrative Agent, Bank One, NA, as Syndication Agent, Fortis Capital Corp., as Documentation Agent, to the $140,000,000 Senior Credit Facility.(1)

(1)
Incorporated by reference to the Current Report on Form 8-K of MarkWest Energy Partners, L.P., filed with the Commission on December 16, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)
	By:	MarkWest Energy GP, L.L.C., Its General Partner
Date: December 31, 2003	By:	/s/ DONALD C. HEPPERMANN
Donald C. Heppermann, Senior Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Asset Purchase and Sale Agreement dated as of November 18, 2003 by and between American Central Western Oklahoma Gas Company, L.L.C., MarkWest Western Oklahoma Gas Company, L.L.C. and American Central Gas Technologies, Inc.(1)
10.1
Amended and Restated Credit Agreement dated as of December 1, 2003 among MarkWest Energy Operating Company, L.L.C., as Borrower, MarkWest Energy Partners, L.P., as Guarantor, Royal Bank of Canada, as Administrative Agent, Bank One, NA, as Syndication Agent, Fortis Capital Corp., as Documentation Agent, to the $140,000,000 Senior Credit Facility.(1)

(1)
Incorporated by reference to the Current Report on Form 8-K of MarkWest Energy Partners, L.P., filed with the Commission on December 16, 2003.

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  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
American Central Western Oklahoma Gas Company, L.L.C. Balance Sheets December 31, 2002 and 2001
American Central Western Oklahoma Gas Company, L.L.C. Statements of Income Years Ended December 31, 2002, 2001 and 2000
American Central Western Oklahoma Gas Company, L.L.C. Statements of Changes in Members' Equity Years Ended December 31, 2002, 2001 and 2000
American Central Western Oklahoma Gas Company, L.L.C. Statements of Cash Flows Years Ended December 31, 2002, 2001 and 2000
American Central Western Oklahoma Gas Company, L.L.C. Notes to Financial Statements December 31, 2002, 2001 and 2000
MARKWEST ENERGY PARTNERS, L.P. UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET September 30, 2003 (in thousands)
MARKWEST ENERGY PARTNERS, L.P. UNAUDITED PRO FORMA STATEMENT OF OPERATIONS Nine Months Ended September 30, 2003 (in thousands, except per unit data)
MARKWEST ENERGY PARTNERS, L.P. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS Year Ended December 31, 2002 (in thousands, except per unit data)
MARKWEST ENERGY PARTNERS, L.P. NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
SIGNATURE
EXHIBIT INDEX